Q1 2025 Investor Presentation May 2025

Disclosure 2 Forward-Looking Statements This presentation contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our estimate used to compute loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write and ultimately our financial condition; the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel; adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance laws and regulations; changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we did not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and were therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or its foreign subsidiary becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Non-GAAP Financial Measures In presenting James River Group Holdings, Ltd.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures are referred to as non-GAAP measures and may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this presentation. Ratings Disclaimer Notice Reproduction of any information, data or material, including ratings (“Content”) in any form is prohibited except with the prior written permission of the relevant party. Such party, its affiliates and suppliers (“Content Providers”) do not guarantee the accuracy, adequacy, completeness, timeliness or availability of any Content and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such Content. In no event shall Content Providers be liable for any damages, costs, expenses, legal fees, or losses (including lost income or lost profit and opportunity costs) in connection with any use of the Content. A reference to a particular investment or security, a rating or any observation concerning an investment that is part of the Content is not a recommendation to buy, sell or hold such investment or security, does not address the suitability of an investment or security and should not be relied on as investment advice. Credit ratings are statements of opinions and are not statements of fact. Market and Industry Data This presentation includes market and industry data, forecasts and projections. We have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved.

A Niche Specialty Insurer with a Diversified E&S Platform $484 Million Total Shareholders’ Equity $5.0 Billion Total Assets $1.4 Billion Gross Written Premium(1) “A-” (Excellent) A.M. Best Rating James River is well positioned for sustainable profitability and capital discipline 1) Gross Written Premiums reflect LTM information as of March 31, 2025. All other information as of March 31, 2025 unless otherwise noted. 2) Adjusted net operating income and adjusted net operating return on tangible common equity are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measure” on the Disclosure page. Strides Taken to Refocus Business ✓ Validated, Well-Capitalized, and Strong Balance Sheet ✓ Expense Management Focus Including Redomicile to U.S. ✓ Technology Implementation for Underwriting Efficiency ✓ Sale of Sub Scale Businesses, Including JRG Re and Individual Risk Workers’ Compensation Renewal Rights ✓ Capital-Light Fronting Business with Limited Net Retention Strong Start to 2025 with an Excess & Surplus (“E&S”) Market Poised for Profitable Growth ✓ Adjusted Net Operating Income(2): $9.1 Million ✓ Annualized Adjusted Net Operating Return on Tangible Common Equity(2): 11.5% ✓ E&S segment Performance: 91.5% Combined Ratio| 7.8% Renewal Rate Change ✓ Stable Prior Year Reserves

Enterprise Refocus and Balance Sheet Rebuild

James River has refocused the Company around its core strengths; risk management, performance monitoring, and underwriting

Company Milestones

- **Nov / Dec 2020**
  - Frank D'Orazio joins James River
  - $75 MM Uber reserve additions during 4Q20
- **Aug / Nov 2021**
  - Hired New, Senior Claims, ERM, Underwriting and Actuarial leaders
- **Sept 2021**
  - Raiser / Uber Unlimited Loss Portfolio Transfer ("LPT")
  - $200 MM Uber reserve additions YTD
- **Feb 2022**
  - Casualty Re LPT Purchase
  - $115 MM reserve additions during 4Q21
- **Sept 2023**
  - Renewal Rights of Workers' Comp Sale
- **April 2024**
  - Sale of Casualty Re
- **Nov 2024**
  - $84 MM Core E&S reserve additions during 3Q24
  - Completion of Strategic Review; Finalized Core E&S LPT / ADC for an aggregate $235 MM, Capital from Sophisticated Industry Investor, Strategic Efficiencies including Planned Redomicile to the U.S.
- **Feb 2025**
  - Non-Executive Chairman of the Board Ollie Sherman announces he will retire. Christine LaSala appointed as its next Non-Executive Chairperson
  - $38 MM E&S reserve additions during 4Q24; $29.5 MM ceded to the Core E&S ADC
- **May 2025**
  - E&S segment leadership transition. Todd Sutherland announced as President, succeeding Richard Schmitzer.

JAMES RIVER GROUP HOLDINGS, LTD.™
4

5 James River’s Focus is the Excess & Surplus Lines Market 1) Statutory E&S direct written premium as defined and calculated by S&P Global Market Intelligence. Represents statutory E&S direct written premium divided by GAAP consolidated gross written premium for 2024. 2) GAAP E&S segment GWP of $1.0 Bn. 18% of Specialty Admitted segment business was non-admitted in 2024. Most Concentrated E&S Companies(1) – 2024 Direct Written Premium $1.9 BN $332 MM $1.1 BN $848 MM $4.1 BN $3.8 BN $2.2 BN $5.6 BN $8.5 BN $1.6 BN We are one of the largest and most concentrated public companies in E&S exposure Significant focus on small and medium sized accounts which have historically been more profitable 100% 85% 76% 42% 29% 25% 24% 16% 9% 8% (2)

$27.3 $28.9 $29.8 $29.9 $31.5 $34.6 $40.3 $47.6 $62.9 $75.5 $86.5 $98.2 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 6 E&S Market: Significant Long-Term Growth and Pricing Tailwinds U.S. Excess & Surplus Lines DWP ($BN) (1) 1) Source: S&P Global Market Intelligence – P&C Market Share Report 2024 sourced from Capital IQ Pro for 262 total participants and excluding US territories. E&S industry DWP has grown exponentially in recent years driven by rising renewal rates and changes in risk appetite E&S industry DWP has grown at double digit rates the past 6 years driven by rising renewal rates and changes in risk appetite.

Diversified E&S Platform Enables Opportunistic Growth and Prudent Risk Selection

E&S Gross Written Premium Breakdown



Excess Casualty
General Casualty
Manufacturers & Contractors
Excess Property
Energy
Small Business
Allied Health
Commerical Auto
Life Sciences
Sports & Entertainment
Environmental
Other (2)
32%
23%
18%
5%
4%
4%
3%
3%
2%
2%
2%
1%
E&S GWP(1)
$1.0 Billion

Key Drivers

- ✓ **Wholesaler only** focus with loyal following
- ✓ **Active portfolio management** approach drives opportunistic underwriting
- ✓ **Focus on underwriting performance monitoring** reinforces disciplined decision-making.
- ✓ Exclusive focus on **small and medium enterprise casualty** has allowed us to build a niche book
- ✓ **Cautious risk selection** in sectors with volatility or where we cannot achieve desired rate like property, commercial auto, and excess casualty

1) Gross Written Premiums reflect LTM information as of March 31, 2025. All other information as of March 31, 2025 unless otherwise noted.
2) Other includes Professional Liability, Medical Professional, and Management Liability segments.

JAMES RIVER GROUP HOLDINGS, LTD.
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8 Selective Growth Driven by Strong ERM & Underwriting Discipline James River has grown cautiously, driven by a strong ERM and underwriting culture, with selective account and risk reductions ✓ Under our CEO’s leadership, we have strengthened our underwriting culture, emphasizing discipline and risk selection. In addition to the appointment of the first group Chief Underwriting Officer, we have implemented significant underwriting actions while enhancing pricing over the past three years. ✓ Established meaningful and disciplined processes to enhance performance monitoring and build broad collaboration across underwriting, pricing, and claims while improving underwriting performance feedback loops. ✓ The Company has not yet incorporated early signs or “green shoots” from demonstrated underwriting actions into our assumptions for the most recent accident years. ✓ 1Q25 E&S segment accident year loss ratio of 63.4% is stable, moderately lower due to shifts in business mix. Initial E&S Segment Accident Year Loss Ratio Has Been Stable 67% 66% 62% 64% 400,000 600,000 800,000 1,000,000 2021 2022 2023 2024 E&S Accident Year Loss Ratio JRVR E&S Gross Written Premium

Record E&S Submissions Reflect Significant Growth Opportunities 9 ✓ We control our E&S segment underwriting decisions in an environment where submissions are growing and our retention and hit ratios are within historical ranges. ✓ The ratio of binders to quotes has remained consistent at approximately 40% for 1Q25. Stable policy base as we return to our core, profitable small and middle market business focus Record E&S segment submissions is a sign of a healthy market with significant opportunities 25.0 30.5 31.9 32.6 31.9 32.0 $26.3 $25.8 $25.3 $27.6 $27.4 $26.9 2020 2021 2022 2023 2024 1Q25 Policies in Force (000's) Avg. Premium Size ($000) $699 $834 $921 $1,007 $1,017 $1,017 32% 49% 64% 80% 97% 100% 2020 2021 2022 2023 2024 1Q25 E&S ex. Uber GWP ($ MM) Compound Rate Change 33 consecutive quarters of increased renewal rate changes, compounded to 100% for the quarter ending March 31, 2025 6% 1Q25 Submission Growth 7.8% 1Q25 Renewal Rate Change 10% 1Q25 increase in Quotes 91k 1Q25 Submissions (1) (1) 1) Figures presented on an LTM basis as of March 31, 2025

10 Reinsurance Strategy Provides Meaningful Volatility Mitigation • The combination of limit profile, underwriting discipline and reinsurance strategy yields meaningful protection across our E&S book, most notably in our Excess Casualty sub segment. • 80% of our E&S policy counts have gross limits below $1 MM. • In excess casualty, 98% of our policy counts gross limits are $5 MM or less. • We have constructed a diverse panel of high-quality reinsurers to support the E&S segment in particular, a majority of which have supported us for many years. • 75% of the panel is rated A or better, and 100% at least A- or better or fully collateralized. • In Casualty E&S, we currently cede a minimum of 30% to a maximum of 80% of the limit, depending upon the line of business. • Excess Casualty is at the higher end of this range with an average cession of 74%, or $4.4 MM. • Excess Casualty is at the lower end of the range with respect to the average net retention of 26%, or $1.6 MM. • We purchase both quota share and excess of loss structures. • Reduces the Company’s net exposure as policy limits increase. • Provides expansive access to reinsurance marketplace appetite - enabling both a balanced and stable purchasing strategy over time. • Protects the Company on a per risk basis in addition to aggregated protection. • Alongside a maturing enterprise risk management framework, numerous improvements in portfolio monitoring and proactive changes in underwriting appetite compliment the Company’s reinsurance purchasing strategy. • Our E&S product offering enables timely reaction to market shifts – facilitated by many feedback loops between claims, underwriting and actuarial to leverage this product flexibility – and continue to actively manage (and risk manage) our portfolio.

$116.2 MM of Legacy Coverage Protects E&S Casualty Reserves[1]

Legacy adverse development covers protect over 90% of total subject E&S IBNR inclusive of accident years 2010 – 2023



$1,258.7 MM
ADC Limit
$75.0 MM
Consideration
$1,183.7 MM
ADC Limit
$160.0 MM
$1,023.7 MM
In-the-Money
Ceded Reserves
$307.1 MM
Consideration
$716.6 MM
Ground-Up
Retention
$716.6 MM
James River Retains 15% Co-participation (equivalent
to $6.2 MM for $116.2MM of cover remaining

Ability to increase subject IBNR over 22%

OR

Ability to increase subject E&S Reserves by over 14%

Note that the Company purchases a significant amount of third party reinsurance to manage its exposed limit and catastrophe risk. As a result of this, the E&S segment retention is 54%. This includes total exposure to any one primary casualty claim of $694,000 and $1.98 million for any one excess casualty occurrence. It also purchases $20 million of limit in property catastrophe reinsurance (or, at the 1: 1,000 level), limiting retained limit per event to $5 million). All third party reinsurance inures to the benefit of these LPTs.

1) $116.2 million of gross aggregate limit remains across two adverse development covers, providing coverage across all E&S casualty reserves inclusive of accident years 2010 through 2023, except those related to the Uber/Raiser LPT.

JAMES RIVER GROUP HOLDINGS, LTD.
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Accident Net Earned Number of Months Year Premium ($) 3 15 27 39 51 63 2020 $415.2 824 4,031 5,073 5,653 6,120 6,848 2021 494.2 683 4,150 5,081 5,597 5,971 2022 559.5 560 3,698 4,796 5,392 2023 626.0 458 3,229 4,201 2024 579.0 432 2,768 2025(3) 140.1 320 12 3/31/25 Total E&S (2) 3/31/25 Core E&S (1) Reported Claims Counts $ in Millions and all premiums are gross of prior year reinsurance adjustments (1)Excludes Commercial Auto division. (2) Total E&S is shown from 2020 – 2025 due to exclusion of Raiser (Uber) runoff block, which is subject to an unlimited LPT. 3) 2025 Net Earned Premium reflective of premium earned during the first quarter of 2025 (excludes $3.1 million of premium adjustments associated with prior years, including reinstatement premiums). Claims Counts Show a Pervasive, Declining Trend Accident Net Earned Number of Months Year Premium ($) 3 15 27 39 51 63 75 87 99 111 123 2015 $186.9 284 1,799 2,120 2,310 2,433 2,518 2,569 2,609 2,636 2,672 2,703 2016 200.2 361 2,130 2,534 2,782 2,920 3,004 3,078 3,131 3,251 3,325 2017 213.7 370 2,295 2,683 2,929 3,094 3,176 3,232 3,284 3,347 2018 241.3 549 3,562 4,042 4,332 4,497 4,576 4,759 4,962 2019 302.7 794 4,424 5,062 5,525 5,864 6,153 6,441 2020 385.2 729 3,619 4,609 5,166 5,623 6,349 2021 458.6 572 3,459 4,350 4,856 5,224 2022 521.1 468 3,229 4,291 4,861 2023 597.7 401 2,958 3,892 2024 560.5 395 2,545 2025(3) 135.3 276 17% Total E&S Claim Count improvement after 27 months Reported claim counts have declined significantly despite meaningful NEP increases since 2020

Accident Number of Months Year 3 15 27 39 51 63 2020 1.3% 12.6% 25.5% 37.2% 48.0% 58.7% 2021 0.9% 14.9% 25.2% 35.7% 46.7% 2022 0.7% 10.2% 22.3% 36.3% 2023 0.5% 8.7% 19.2% 2024 0.5% 7.6% 2025(2) 0.4% 13 1) Excludes Commercial Auto division. 2) 2025 accident year earned premium reflect current losses dividend by annualized net earned premium for the three months ending March 31, 2025 (excludes $3.1 million of premium adjustments associated with prior years, including reinstatement premiums). 3) Total E&S is shown from 2020 – 2025 due to exclusion of Raiser (Uber) runoff block, which is subject to an unlimited LPT. Reported Loss Ratios Appear to Support Green Shoots 25% Total E&S Reported Loss Ratio improvement after 27 months Reported Loss Ratios 3/31/25 Total E&S (3) 3/31/25 Core E&S (1) Reported loss ratios have meaningfully trended down as the portfolio has been refocused Accident Number of Months Year 3 15 27 39 51 63 75 87 99 111 123 2015 0.8% 10.7% 22.9% 32.9% 46.5% 52.5% 56.5% 58.6% 60.9% 62.2% 63.4% 2016 0.8% 13.4% 26.8% 43.5% 51.9% 57.9% 62.3% 66.5% 69.1% 71.2% 2017 1.0% 12.7% 27.4% 39.4% 46.7% 56.6% 60.6% 65.3% 69.1% 2018 1.3% 17.9% 29.8% 42.2% 52.8% 57.6% 62.6% 67.9% 2019 1.4% 15.2% 26.2% 41.4% 52.0% 60.0% 67.5% 2020 1.3% 12.4% 25.4% 36.5% 46.9% 58.0% 2021 0.9% 14.5% 24.8% 35.5% 46.7% 2022 0.7% 10.1% 22.3% 36.4% 2023 0.5% 8.2% 18.3% 2024 0.5% 7.6% 2025(2) 0.4%

Specialty Admitted Will Mitigate Risk with Low Net Retention 14 (1) Net reserve base as of March 31, 2025. (2) Gross Written Premium reflect LTM information as of March 31, 2025. All other information as of March 31, 2025 unless otherwise noted. • The fronting market has seen a significant increase in competition during recent years, purring pressure on reinsurance terms and conditions and net retentions. • Workers’ compensation gross written premium declined over 100% compared to 1Q24. • Our California workers’ compensation program was non-renewed during 2Q23 due to persistent rate pressures and our view of profitability. • Our individual risk workers’ compensation business was also sold in a renewal right transaction, given lesser scale. • Strategically, Falls Lake is focused on: • Low net retentions and placing strong, rated, reinsurance support. • Reducing commercial auto program exposure – earned premium related to commercial auto programs declined over 10% compared to 1Q24. • Acute focus on expense management – expenses at the segment declined 48% compared to 1Q24. The capital light platform is positioned to take advantage of attractive profitable opportunities 7% Net retention across in force programs $138 Million Net Reserve Base(1) $379 Million Gross Written Premium(2) 27% Of Company Gross Written Premium(1)

Capital Position

Our strong balance sheet enables us to continue to capitalize on an extremely attractive P&C market

	Balance Sheet as of:				
	1Q 2024	2Q 2024	3Q 2024	4Q 2024	1Q 2025
Assets					
Total Invested Assets	$1,706.8	$1,490.1	$1,575.1	$1,552.4	$1,623.2
Cash and Cash Equivalents (1)	305.5	672.5	359.8	362.3	279.4
Reinsurance Recoverables	1,520.2	1,578.3	2,072.6	2,098.1	2,111.9
Goodwill and Intangible Assets	214.6	214.5	214.4	214.3	214.2
Total Assets	5,250.9	4,738.2	4,958.7	5,007.1	4,949.0
Liabilities and Shareholders' Equity					
Reserve for Losses and LAE	2,661.9	2,720.2	3,001.9	3,084.4	3,081.5
Deferred Reinsurance Gain	16.7	13.0	31.0	58.0	56.0
Senior Debt	222.3	200.8	200.8	200.8	225.8
Junior Subordinated Debt	104.1	104.1	104.1	104.1	104.1
Total Debt	326.4	304.9	304.9	304.9	329.9
Accumulated Other Comprehensive Income (AOCI)	(71.5)	(73.9)	(42.8)	(70.0)	(55.7)
Series A Redeemable Preferred Shares	144.9	144.9	144.9	133.1	133.1
Shareholders' Equity	539.5	541.8	530.3	460.9	484.5
Tangible Equity	486.6	485.3	491.9	437.7	459.4
Tangible Equity (Leverage Ratio)	469.9	472.2	460.9	379.7	403.4
Tangible Common Equity	341.7	340.4	347.0	304.6	326.3
Leverage Metrics					
Leverage Ratio (2)	26%	24%	25%	27%	29%
Net Written Premium / Tangible Equity (3)	1.36x	1.31x	1.30x	1.33x	1.24x
Per Share Metrics					
Shareholders' Equity per Share	$14.27	$14.32	$14.02	$10.10	$10.56
Tangible Equity per Share	$10.92	$10.86	$11.01	$7.40	$7.73
Tangible Common Equity per Share	$9.03	$9.00	$9.17	$6.67	$7.11

Commentary

- Strong balance sheet with low financial and operating leverage, high-quality investments, and highly rated reinsurers.
- Recent strategic actions taken have added significant common equity and adverse development capacity.
- Well positioned for profitable growth, driving stable and compelling returns on average tangible common equity.
- Completed equity capital raise and converted a portion of Series A Preferred shares to common stock during 4Q24.
- Healthy operating and financial leverage ratios leave significant capacity for future expansion.

$ and shares in millions, except per share figures.

(1) Excluding restricted cash equivalents.

(2) Leverage ratio, in accordance with the Company's credit agreements, is calculated as adjusted consolidated debt / total capital. Adjusted consolidated debt treats hybrid securities as equity capital up to 15% of total capitalization. Total capital is defined as total debt plus tangible equity excluding accumulated other comprehensive income.

(3) Net written premium presented on an LTM basis as of the period indicated.

JAMES RIVER GROUP HOLDINGS, LTD.

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A Stable, Yield Generating Investment Portfolio 16 Investment Portfolio as of March 31, 2025 1) Includes fixed maturity, bank loan and equity securities. 2) Excluding restricted cash equivalents. “A+” Weighted Average Credit Rating 3.5 Years Duration(2) $20.0 Million First Quarter 2025 Net Investment Income 4.6% Annualized Gross Investment Yield(1) 5.1% First Quarter 2025 Fixed Income New Money Yields $90.5 Million LTM 1Q25 Net Investment Income Fixed Maturity Securities 66% Preferred Stock 4% Common Stock 1% Bank Loans 7% Other Invested Assets 3% Short-Term Investments 4% Cash and Cash Equivalents (excluding restricted cash) 15% $1.9 Billion Emphasis on high quality fixed maturities and consistent yield at attractive levels

Recognitions 17 Top Workplaces Cultural Excellence Awards Note: Top Workplaces is the nation’s leading employer recognition program that has been recognizing outstanding companies since 2006. Award recipients are determined by feedback captured in the Energage Workplace Survey, conducted annually. Organizations must achieve a 35% response rate to be considered for a Top Workplaces award. Top Workplaces USA Awards Top Workplaces Regional Awards Top Workplaces Industry Awards Employees are our greatest assets; turnover has declined two consecutive years

Appendix: Underwriting Performance Ratios & Non-GAAP Reconciliation

Underwriting Performance Ratios

Underwriting Performance Ratios	2023	2024	1Q24	1Q25
Excess and Surplus Lines				
Loss Ratio	68.9%	87.6%	64.3%	64.8%
Impact of Retroactive Reinsurance	0.8%	7.3%	(2.7)%	(1.4)%
Loss Ratio Including Impact of Retroactive Reinsurance	69.7%	94.9%	61.6%	63.4%
Combined Ratio	91.1%	115.1%	87.3%	91.5%
Impact of Retroactive Reinsurance	0.8%	7.3%	(2.7)%	(1.4)%
Combined Ratio Including Impact of Retroactive Reinsurance	91.9%	122.4%	84.6%	90.1%
Consolidated				
Loss Ratio	69.9%	86.2%	66.4%	66.8%
Impact of Retroactive Reinsurance	0.7%	6.2%	(2.3)%	(1.3)%
Loss Ratio Including Impact of Retroactive Reinsurance	70.6%	92.4%	64.1%	65.5%
Combined Ratio	96.5%	117.6%	95.3%	99.5%
Impact of Retroactive Reinsurance	0.7%	6.2%	(2.3)%	(1.3)%
Combined Ratio Including Impact of Retroactive Reinsurance	97.2%	123.8%	93.0%	98.2%

Source: Company filings.

Note: During the first quarter of 2025, due to adverse trends on business subject to the commercial auto LPT agreement, the Company recognized adverse prior year development of $0.1 million. The Company recorded retroactive reinsurance benefits of $2.0 million in loss and loss adjustment expenses and a deferred retroactive reinsurance gain of $1.9 million on the Balance Sheet.

Note: The above table provides the underwriting performance ratios of the Company inclusive of the business subject to retroactive reinsurance accounting. There is no economic impact to the Company over the life of a retroactive reinsurance contract so long as any additional losses subject to the contract are within the limit of the contract and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting gives the users of our financial statements useful information in evaluating our current and ongoing operations.

Note: Under the terms of the agreement, the commercial auto LPT is not subject to an aggregate limit.

JAMES RIVER GROUP HOLDINGS, LTD.™
19

Non-GAAP Measures Reconciliation

Underwriting Profit (Loss)	12 Months Ended December 31, 2021	2022	2023	2024	1Q24	1Q25
Underwriting (Loss) Profit of the Operating Segments:						
Excess and Surplus Lines	($121.5)	$83.1	$54.3	($77.5)	$18.5	$11.7
Specialty Admitted Insurance	9.7	4.2	4.1	6.9	0.8	(0.3)
Casualty Reinsurance	(117.5)	0.0	0.0	0.0	0.0	0.0
Total Underwriting Profit (Loss) of Operating Segments	**(229.3)**	**87.3**	**58.4**	**(70.6)**	**19.3**	**11.4**
Operating Expenses of Corporate and Other Segment	(27.6)	(31.3)	(33.9)	(35.0)	(11.1)	(10.6)
Underwriting Profit (Loss) (1)	**(256.9)**	**56.0**	**24.5**	**(105.6)**	**8.1**	**0.7**
Losses and Loss Adjustment Expenses - Retroactive Reinsurance	-	(15.7)	(5.0)	(37.2)	4.0	1.9
Net Investment Income	56.9	43.2	84.0	93.1	22.6	20.0
Net Realized and Unrealized (Losses) Gains on Investments	15.6	(15.7)	10.4	3.6	4.6	(1.4)
Other Income (Expense)	(2.2)	(0.2)	0.4	(0.0)	0.2	0.4
Interest Expense	(8.9)	(13.9)	(24.6)	(24.7)	(6.5)	(5.5)
Amortization of Intangible Assets	(0.4)	(0.4)	(0.4)	(0.4)	(0.1)	(0.1)
Impairment of IRWC Trademark Intangible Asset	0.0	0.0	(2.5)	0.0	0.0	0.0
Consolidated Income (Loss) Before Taxes	**($196.0)**	**$53.3**	**$86.9**	**($71.1)**	**$33.0**	**$16.0**

Adjusted Net Operating Income (Loss)	12 Months Ended December 31, 2021	2022	2023	2024	1Q24	1Q25
Income (Loss) Available to Common Shareholders	**($172.8)**	**$22.2**	**($118.2)**	**($118.3)**	**$12.8**	**$7.6**
Loss from Discontinued Operations	-	3.9	168.9	17.6	8.1	1.4
Losses and Loss Adjustment Expenses - Retroactive Reinsurance	-	12.4	3.9	29.4	(3.2)	(1.5)
Net Realized and Unrealized (Gains) Losses on Investments	(13.3)	12.4	(8.2)	(2.9)	(3.6)	1.1
Other Expenses	1.8	0.7	1.9	5.6	0.7	0.5
Impairment of IRWC Trademark Intangible Asset	0.0	0.0	2.0	0.0	0.0	0.0
Series A Deemed Dividends	0.0	0.0	0.0	27.0	0.0	0.0
Adjusted Net Operating Income (Loss)	**($184.2)**	**$51.7**	**$50.3**	**($41.5)**	**$14.8**	**$9.1**

$ in millions
Source: Company filings.
(1) Included in underwriting profit (loss) for the twelve months ended December 31, 2024, 2023, 2022, and 2021 is gross fee income of $21.0 million, $24.2 million, $23.6 million, and $22.7 million, respectively. Included in underwriting profit for the three months ended March 31, 2025 and 2024 is gross fee income of $4.3 million and $5.3 million, respectively.

JAMES RIVER GROUP HOLDINGS, LTD.
20

Non-GAAP Measures Reconciliation 21 $ in millions, except per share figures Source: Company filings. 12 Months Ended December 31, Tangible Equity & Tangible Common Equity 2021 2022 2023 2024 1Q24 1Q25 Shareholders’ Equity $725.4 $553.8 $534.6 $460.9 $539.5 $484.5 Plus: Series A Redeemable Preferred Shares - 144.9 144.9 133.1 144.9 133.1 Plus: Deferred Reinsurance Gain - 20.1 20.7 58.0 16.7 56.0 Less: Goodwill and Intangible Assets (217.9) (217.5) (214.6) (214.3) (214.6) (214.2) Tangible Equity $507.5 $501.2 $485.6 $437.7 $486.6 $459.4 Less: Series A Redeemable Preferred Shares - (144.9) (144.9) (133.1) (144.9) (133.1) Tangible Common Equity $507.5 $356.4 $340.7 $304.6 $341.7 $326.3 Common Shares Outstanding (000's) 37,373 37,470 37,642 45,644 37,822 45,893 Shares From Conversion of Series A Preferred - 5,640 5,971 13,522 6,751 13,522 Shares Outstanding After Conversion of Series A Preferred 37,373 43,110 43,613 59,166 44,573 59,414 Shareholders' Equity per Share $19.41 $14.78 $14.20 $10.10 $14.27 $10.56 Tangible Equity per Share $13.58 $11.63 $11.13 $7.40 $10.92 $7.73 Tangible Common Equity per Share $13.58 $9.51 $9.05 $6.67 $9.03 $7.11